___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2018

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (844) 842-8872

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Cherubim Interests, Inc., a Wyoming corporation, by unanimous action taken by our board of directors and the holders of a majority in interest of our voting capital stock entered into a Share Purchase Agreement (the "Agreement"), entered into on or about April 16, 2018, by and between Trinity Conglomerate LTD, a Canadian Federal corporation ("TRIN” and/or Buyer") and Cherubim Interests, Inc., a Wyoming corporation (“CHIT" and/or “Seller”) and Patrick Johnson, an individual, and Charles Everett, an individual, and Hugh Kelso, an individual (collectively the” Sellers”);  Buyers and Sellers are referred to collectively herein as the "Parties."

This Agreement is a transaction in which TRIN purchases the majority interest in CHIT in exchange for common and preferred shares of TRIN and is attached in form to this 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1Share Purchase Agreement, dated April 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: April 23, 2018	By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer